UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2016

Core Resource Management, Inc.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-55010

(Commission File No.)

3131 E. Camelback Road

Suite 211

Phoenix, AZ 85016

(Address of principal executive offices and Zip Code)

(602) 314-3230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2016, the Core Resource Management, Inc. (the “Company”) accepted Jeff Tregaskes’ resignation as Chief Financial Officer of the Company to concentrate on other business endeavors. Mr. Tregaskes had no disputes with the Company.

On April 1, 2016, Alex Campbell resigned as Chairman of the Board of the Company, in part due to the loss of our D & O insurance. Mr. Campbell had no disputes with the Company.

On April 12, 2016, Jeff Tregaskes resigned from the Company’s Board of Directors, in part due to the loss of our D & O insurance and our inability to compensate our Directors. Mr. Tregaskes had no disputes with the Company.

Dennis Miller is the Company’s remaining Director and Mr. Miller will continue to serve as the sole Director of the Company until such time as one or more additional Directors are appointed in accordance with our Articles of Incorporation and Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of July, 2016.

CORE RESOURCE MANAGEMENT, INC.

BY:	/s/ Dennis Miller
Dennis Miller, President/CEO